EX-99.h.3.c

THIRD AMENDMENT
TO
CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

THIS AMENDMENT, dated as of February 24, 2011, entered into by and among EGA Emerging Global Shares Trust, a Delaware statutory trust (“CLIENT”), and ALPS Fund Services, Inc. (“ALPS”), a Colorado corporation, modifies the Chief Compliance Officer Services Agreement, dated as of April 17, 2009, as amended on November 12, 2009 and March 2, 2010, by and between CLIENT and ALPS (the “Agreement”).

WITNESSETH:

WHEREAS, pursuant to the Agreement, ALPS provides a chief compliance officer and certain compliance services described in the Agreement to CLIENT, on behalf of its existing portfolios; and

WHEREAS, the parties wish to update the list of portfolios for which ALPS will provide services under the Agreement to a include recently created portfolio.

NOW THEREFORE, in consideration of their mutual promises, the parties agree to amend the Agreement, effective February 24, 2011, as follows:

The list of portfolios identified as portfolios of CLIENT for which ALPS provides services under the Agreement is updated to include the following portfolios:

Emerging Global Shares INDXX Russia Small Cap Index Fund
Emerging Global Shares INDXX Thailand Small Cap Index Fund
Emerging Global Shares INDXX Malaysia Small Cap Index Fund
Emerging Global Shares INDXX South Africa Small Cap Index Fund
Emerging Global Shares INDXX Turkey Small Cap Index Fund
Emerging Global Shares INDXX India Consumer Index Fund
Emerging Global Shares INDXX India Financial Index Fund
Emerging Global Shares INDXX India Healthcare Index Fund
Emerging Global Shares INDXX India Energy Index Fund
Emerging Global Shares INDXX India Basic Materials Index Fund
Emerging Global Shares INDXX India Utilities Index Fund
Emerging Global Shares INDXX India Technology Index Fund
Emerging Global Shares INDXX India Industrials Index Fund
Emerging Global Shares INDXX India Telecom Index Fund
Emerging Global Shares INDXX Mexico Small/Mid Cap Index Fund
Emerging Global Shares INDXX Indonesia Small Cap Index Fund
Emerging Global Shares INDXX Emerging Markets Food and Agriculture Index Fund
Emerging Global Shares INDXX Emerging Markets High Income Low Beta Index Fund
Emerging Global Shares INDXX India High Income Low Beta Index Fund
Emerging Global Shares INDXX Brazil High Income Low Beta Index Fund

Emerging Global Shares INDXX China High Income Low Beta Index Fund
Emerging Global Shares INDXX Emerging Markets REIT Index Fund
Emerging Global Shares Nasdaq/OMX 100 China Index Fund

Except to the extent modified by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.

EGA Emerging Global Shares Trust	ALPS Fund Services, Inc.
By: ________________________ Name: Robert C. Holderith Title: President	By: _________________________ Name: Thomas A. Carter Title: Executive Vice President